Exhibit 10.5

FIRST AMENDMENT TO BUNGE AGREEMENT – EQUITY MATTERS

THIS FIRST AMENDMENT TO BUNGE AGREEMENT – EQUITY MATTERS (“Amendment”) is made and entered into this 17th day of June, 2010 by and between Bunge N.A. Holdings, Inc., a Delaware corporation (“Bunge N.A.”) and Southwest Iowa Renewable Energy, Inc., a Delaware corporation (“SIRE”).

RECITALS:

1.           SIRE executed in favor of Bunge N.A. that certain Bunge Agreement – Equity Matters dated August 26, 2009 (the “Bunge Agreement”).

2.           Bunge N.A. and SIRE desire to amend the Bunge Agreement in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bunge N.A. and SIRE agree as follows:

1.           Section 1 of the Bunge Agreement is deleted and replaced in its entirety with the following:

1.           Proceeds from Offerings.  During such time as Bunge N.A., or any affiliate of Bunge N.A., owns Series U Units of SIRE, or holds any right to acquire Series U Units pursuant to the terms of the Term Loan Note, SIRE shall not sell or otherwise issue any membership interests or other equity interests in SIRE or issue any debt securities of SIRE without (a) giving Bunge N.A. (or its affiliate, as applicable) at least thirty (30) days prior written notice thereof (“Offer Notice”), and (b) obtaining the consent and approval of SIRE’s Directors and Members (in each case to the extent required by SIRE’s Third Amended and Restated Operating Agreement dated July 17, 2009, as such may be amended, supplemented or restated hereafter) to, and SIRE committing in writing in favor of Bunge N.A. (or its affiliate, as applicable) to, apply seventy-six percent (76%) of the proceeds received by SIRE from each such sale or issuance of such membership interests or other equity interests or debt securities to repurchase Series U Units from Bunge N.A. (or any applicable affiliate) at a price no less than $3,000 per Series U Unit.  SIRE acknowledges that its obligations to repurchase Series U Units pursuant to this section apply to all Series U Units held by Bunge N.A., or an affiliate of Bunge N.A., as of the date of the Offer Notice and any Series U Units which may be acquired by Bunge N.A. or its affiliates after the date of the Offer Notice upon exercise of the rights granted under the Term Loan Note.

2.           Section 2 of the Bunge Agreement is hereby amended by deleting the following phrase in the second through fourth lines:

“(other than any Series C Units issued to ICM, Inc. pursuant to that certain Series C Unit Issuance Agreement, as amended by a First Amendment dated March 7, 2007 and a Second Amendment dated August 1, 2009, and as may be further amended, restated or supplemented from time to time)”

and replacing such phrase with the following:

“(other than any Series C Units issued to ICM, Inc. pursuant to that certain Negotiable Subordinated Term Loan Note issued by SIRE in favor of ICM, Inc. dated June 17, 2010, as may be amended, restated or supplemented from time to time).”

3.           Except as amended hereby, the Bunge Agreement remains in full force and effect without change.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Amendment is executed on the date first above written.

Southwest Iowa Renewable Energy, LLC		Bunge N.A. Holdings, Inc.

By:	/s/ Brian T. Cahill	By:	/s/ David G. Kabbes
Name: Brian T. Cahill		Name: David G. Kabbes
Title: President/CEO		Title: Vice President

Signature page to First Amendment to Bunge Agreement – Equity Matters